DATED          2002
                               -------------------








                               AUTHORISZOR LIMITED



                                     - and -



                                 UTILIS VENTURES

                                     LIMITED









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                   C O N S U L T A N C Y   A G R E E M E N T

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






THIS AGREEMENT is made on the   day of May 2002
--------------



B E T W E E N :-
----------------

(1) AUTHORISZOR LIMITED of Windsor House, Cornwall Road, Harrogate, North Yorkshire,HG1 2PW ("the Company").

(2) UTILIS VENTURES LIMITED of Churchgate Farm, Low Lane, Thornthwaite, Harrogate, HG3 2QS ("the Consultants")





DEFINITIONS
-----------

In this Agreement, save where the context otherwise requires: -

"Board" Means the Board of Directors of the Company for the time being and from time to time

"The Group"               Means the Company  and all or  any of the  Subsidiary,
                          holding or associated companies (as defined in section
                          736 of  the Companies  Act  1985  as  supplemented  by
                          section 736A



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

                           of the Companies Act 1985 and section 416 of the Income and Corporation Taxes Act 1988 respectively) for the time being of the Company and the expressions "Companies of the Group" and "Company of the Group" shall be construed accordingly

"R & D Tax Credit"         Means any tax payment credit or rebate  received from
                           the Inland   Revenue  in  relation  to  research  and
                           development arising from claims submitted by the Company for the financial years ending and 30th June
                           2001 and 30th June 2002

`'Termination Date"        6 months from the date of this Agreement

"The Services"             shall include the consultancy  services as set out at
                           Schedule 1 to this Agreement



WHEREAS
-------

(A) The Consultants have certain skills and abilities which may be useful to the Company and/or the Group from time to time.



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


(B) The Company has agreed to appoint the Consultants and the Consultants have agreed to provide their services to the Company and/or the Group for the duration of this Agreement.

IT IS HEREBY AGREED as follows :-
-------------------

1    APPOINTMENT

1.1 The Company appoints the Consultants to provide the Services to the Company and the Consultants accept that appointment upon the terms and conditions of this Agreement.

2    TERM

2.1 This Agreement shall commence on the date of this Agreement and shall terminate on the Termination Date.

3    CONSULTANTS' SERVICES

3.1  The Consultants must maintain in force the following insurances;

     (a) the insurance (of not less than (pound)250,000) for each and every incident against liability for death or for injury to any person and loss of or damage to any property arising out of the provision of the Services; and

     (b) employers liability insurance under the Employer Liability (Compulsory Insurance) Act 1969 (or any amendment or reinactment of that Act) and in each case that insurance must extend to indemnify the Company against any liability for which the Consultants may be legally liable under the Agreement.

3.2 The Consultants shall supply such tools, equipment and assistance as may be necessary to perform the Services required of it to the Company and the Company shall neither have nor assume any responsibilities, obligations or liabilities in connection therewith as regards the Consultants, or any of its officers or as regards any third party or parties.

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

4    FEES

4.1 In consideration of the provision of the Services the Company shall, pay to the Consultants the following fees:-



     4.1.1 on 31st May 2002 a payment of(pound)10,500 and VAT; and

     4.1.2 on 30th June 2002 a payment of(pound)15,000 and VAT; and

     4.1.3 on 31st July 2002 a payment of(pound)25,000 and VAT ; and

     4.1.4 on receipt of the R & D Tax Credit by the Company for the financial year ending 30th June 2001 a payment of (pound)80,000 and on receipt of the R & D Tax Credit by the Company for the financial year ending 30th June 2002 a payment equivalent to a sum representing fifty per cent of the payment received in relation to the Tax Credit for the financial year ending 30th June 2002; and

     4.1.5 if there is an equity investment into the Company or any Group Company in the sum of (pound)250,000 or more by Fox Hayes Investments which arises from the Services (whether prior to or during this Agreement) a payment of (pound)20,000 within one month of completion of all legal documentation in connection with such investment.

4.1 It is agreed that these amounts are payable notwithstanding clause 12 in respect of which there is no right of set off albeit the Consultants acknowledge the right of the Company to institute proceedings in respect of any failure outlined in clause 12 or any breach by the Consultants of this Agreement.

4.2 In relation to the VAT payments under clause 4.1 above the Consultants recognise that the Company may elect to make these payments following receipt of the relevant VAT repayments.


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


4.3 The Consultants agree to make and account for all statutory deductions in respect of any payments made by the Company to the Consultants under clauses 4.1.

4.4  The Company agrees to use best endeavours to procure the R & D Tax Credit.

5    HOURS

5.1 The Consultants shall make themselves available to the Company at such times and such locations as the Consultants and the Company agree from time to time.

5.2 The Company shall determine who from the Consultants will carry out the Services.

6    EXPENSES

6.1 The Company shall reimburse the Consultants for all travelling (at standard rate), hotel, entertaining and other expenses reasonably and necessarily incurred by the Consultants in connection with the business of the Company provided that these are agreed in advance by the Company and evidenced by appropriate receipts or vouchers to be produced on a monthly basis.

7    TAX STATUS

7.1 It is the intention of the parties that the Consultants are independent contractors. Nothing in this Agreement shall make the Consultants an employee, agent or partner of the Company nor are they authorised to pledge the Company's credit, sign any document, enter into any agreement or make any promise on behalf of the Company.

7.2 The Consultants are responsible for the entire remuneration of any independent contractor supplied to the Company under this Agreement. The Consultants will continue to make and account for all the statutory deductions from the independent contractor's salary and will indemnify the Company against any claims:


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


     (i) for income tax, National Insurance contributions, fines, penalties or interest;

     (ii) for any claims in respect of an independent contractor's remuneration or other benefits.

7.3 Without prejudice to the preceding provisions of this clause the Consultants shall remain independent contractors and not servants of the Company and in such capacity shall have the exclusive responsibility for the payment of all tax liabilities (including without limitation income tax, national insurance contributions, VAT, fines, penalties or interest) whatsoever arising out of any payments received by them under this Agreement and will indemnify the Company against any such claims.

7.4 The relationship between the Company and the Consultants is evidenced and perpetuated by this Aagreement shall neither be nor regarded as being a relationship which will give rise to any other rights or responsibilities whatsoever under employment protection legislation or under the statutory sick pay scheme or other employment legislation.

8    SKILL AND CARE

     The Consultants must carry out the Services and perform their duties and obligations with reasonable care and skill and to the best of their ability and shall comply with all applicable laws and regulations in connection with the Services.

9    CONFIDENTIALITY

9.1 The Consultants hereby acknowledge that the business of the Company and the Group is a specialised and competitive business and that during the course of their appointment with the Company they will have access to and have an intimate knowledge of the Company's and the Group's trade secrets and confidential information. The Consultants


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

     further acknowledge that the disclosure of any trade secrets or confidential information to actual or potential competitors of the Company or the Group would place the Company and the Group at a serious competitive disadvantage and would do serious damage, financial and/or otherwise, to its or their business and business development and would cause immeasurable harm.

9.2 For the purpose of clause 9.1 "confidential information" shall include but not be limited to:-

     the Company's existing products, new products, processes, know-how, designs, specifications, inventions, works, formulas, methods, samples, materials, developmental or experimental work, improvements, discoveries, research, software programmes, marketing, selling, business plans, budgets, unpublished financial information, prices, costs, suppliers and customers.

9.3 By reason of clauses 9.1 and 9.2 the Consultants agree that without prejudice to any other duty implied by law or equity they will not without the prior written consent of the Company (such consent to be withheld only as far as may be reasonably necessary to protect the legitimate business interests of the Company and the Group) during their appointment or at any time thereafter communicate or disclose to any person, company or firm or use for their own purposes any of the secrets or confidential information outlined in clauses 9.1 and 9.2 above relating to the Company and/or its clients or relating to the Group and/or its clients in any manner whatsoever save as shall be reasonably necessary for the promotion of the business of the Company and the Group.

10   NON-SOLICITATION AND RESTRICTIVE COVENANTS

10.1 Without prior written approval of the Company (such approval not to be unreasonably withheld) the Consultants undertake to the Company on behalf of itself and as agent for the Group that they will not directly or indirectly and whether alone or in conjunction with


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

     or on behalf of any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:

     (a) at any time during the period of 12 months from the Termination Date be engaged, concerned or interested in any business which at any time during the Relevant Period has supplied products or services to the Company or to any Relevant Group Company if such engagement, concern or interest causes or would cause the supplier to cease or materially reduce its supplies to the Company or any Relevant Group Company as the case maybe.

     (b) at any time during the period of 12 months from the Termination Date be engaged, concerned or interested in any business which at any time during the Relevant Period, was a Relevant Customer of the Company or of any Relevant Group Company if such engagement, concern or interest causes or would cause the Relevant Customer to cease or materially to reduce its orders or contracts with the Company or any Relevant Group Company.

     (c) at any time during the period of 12 months from the Termination Date so as to compete with the Company or any Relevant Group Company canvass, solicit or approach or cause to be canvassed, solicited or approached any Relevant Customer for the sale or supply to it of Relevant Products or Services, or endeavour to do so; or

     (d) at any time during the period of 12 months from the Termination Date so as to compete with the Company or any Relevant Group Company deal or contract with any Relevant Customer in relation to the sale or supply of any Relevant Products or Services, or endeavour to do so; or

     (e) at any time during the period of 12 months from the Termination Date solicit or induce or endeavour to solicit or induce any Key Person to leave the employ of



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          the Company, whether or not such person would commit any breach of his contract of employment or engagement by leaving the service of the Company or any Group Company; or

     (f) at any time during the period of 12 months from the Termination Date in connection with any business in or proposing to be in competition with the Company or any Relevant Group Company, employ, engage or appoint or in any way cause to be employed, engaged or appointed a Key Person.

     (g) encourage, assist or procure any third party to do anything which, if done by him would be in breach of 10.1 (a) to (f) above.

10.2 The Consultants agree with and undertake to the Company on behalf of itself and as agent for the Group that in addition to the restrictions contained in clause 10.1 the Consultants will not without the Company's prior written consent directly or indirectly during the period of 12 months following the Termination Date either on their own account or for any other person, firm or company and whether as principal, holder, partner, employee, officer, agent or otherwise within the Restricted Territory carry on or be engaged or concerned or interested in or provide technical, commercial or professional advice to any business which supplies Relevant Products or Services in competition with the Company or any Relevant Group Company.

10.3 Each of the restrictions in clause 10 is intended to be separate and severable and in the event that any of the restrictions shall be adjudged to be void or ineffective for whatever reason but would be adjudged to be valid and effective if part of the wording or range of services or products were reduced in scope or deleted, the said restrictions shall apply with such modifications as may be necessary to make them valid and effective.

10.4 Since the Consultants may also obtain in the course of this Agreement by reason of services rendered to the Group knowledge of the trade secrets or other confidential


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     information of the Group,  the  Consultants  hereby agree that they will at the  request  and cost of the  Company  enter  into a direct  agreement  or
     undertaking   with  the  Group   whereby  they  will  accept   restrictions
     corresponding to the restrictions contained in this agreement (or such of them as may be appropriate in the circumstances) in relation to such products and services and such area and for such period as the Group may reasonably require for the protection of its legitimate interest.

10.5 For the purposes of this clause 10 the following expressions shall have the following meanings:

     (a)  "Effective Date" means the Termination Date of this Agreement

     (b) "Key Person" shall mean any person who on the Effective Date is a director or officer or manager or executive or of the same or similar grade to the Consultants employed by the Company or the Group or any consultant of the Company or Group with whom the Consultants worked or had material dealings or for whose work the Consultants were responsible or managed in the course of providing their services under this agreement at any time during the Relevant Period.

     (c)  "Relevant   Customer"  shall  mean  any  person,   firm,   company  or
          organisation who or which at any time during the Relevant Period is or was:

          (i) negotiating with the Company or a Relevant Group Company for the sale or supply of Relevant Products or Services; and/or

          (ii) a client or customer of the Company or any Relevant Group Company for the sale or supply of Relevant Products or Services; and/or and in each case with whom the Consultants were directly concerned or connected or any employee who was under the direct or indirect supervision of the Consultants shall have had personal dealings in the course of providing


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          services  to the  Company  or of whom  the  Consultants  had  personal knowledge during the Relevant Period in the course of providing their services to the Company under this Agreement.

     (d) "Relevant Group Company" shall mean any Group Company (other than the Company) for which the Consultants have performed services under this agreement or for which they have had operational or management responsibility or they have provided services at any time during the Relevant Period.

     (e) "Relevant Period" shall mean the period of 12 months immediately before the Effective Date.

     (f) "Relevant Products or Services" shall mean products or services which are of the same kind as or of a materially similar kind to and competitive with any products or services sold by the Company or any Relevant Group Company within the Relevant Period and with which sale or supply the Consultants were directly concerned or connected or of which they had personal knowledge during the Relevant Period in the course of providing their services under this Agreement.

     (g) "Restricted Territory" shall mean within England, Scotland, Wales, Northern Ireland and Ireland and any other country in the world where on the Effective Date the Company was engaged in the research into, development, manufacture, distribution, sale or supply or otherwise dealt with the Relevant Products or Services and in which the Consultants were directly or indirectly concerned or connected or of which they had personal knowledge during the Relevant Period in the course of providing their services under the Agreement.

11.  INTELLECTUAL PROPERTY RIGHTS

11.1 The ownership of and sole right to the copyright in any correspondence information plans documentation material ("the Information") prepared by the Consultants for the


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     Company under this Agreement shall be vested in the Company from the outset and the Company shall be at liberty to effect and be responsible for securing such protection of the Information by registration as it may see fit.

11.2 The Consultants shall lend to the Company all assistance in securing the registration of the Information if required by the Company to so do and shall if required to do so by the Company execute any assignment of the copyright in the Information complying with the provisions of the Copyright Designs and Patents Act 1988 (or any subsequent enactment) but the right of the Company to require such assignment of copyright shall in no way be construed as indicating that the copyright in such designs is other than vesting in the Company in accordance with the terms of this Agreement.

11.3 The Consultants shall mark the Information with a statement that the copyright shall be vested in the Company.

11.4 The Consultants covenant with the Company to observe all industrial and intellectual property rights of the Company and not cause or permit anything which may endanger the said intellectual property or the Company's title to it or assist or suffer others to do so.

11.5 The Consultants shall indemnify and keep indemnified the Company against all costs claims demands expense and liabilities arising out of or in connection with any breach of this clause or any breach by the Consultants of any intellectual property rights of any third party arising from the use by the Consultants of the Company's intellectual property save only that this clause shall cease to have effect twelve calendar months from the end of this Agreement.



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12   TERMINATION

Notwithstanding any other provision of this Agreement the Company may terminate this Agreement :-

12.1 forthwith upon giving to the Consultants written notice to that effect if the Consultants :-

     (a) are guilty of any material breach or non-observance of any of the terms and conditions contained in this Agreement; or

     (b)  becomes insolvent or makes any composition with their creditors; or

     (c) are incompetent and/or neglects or omits to perform any of their duties or obligations under this Agreement; or

     (d) fails or refuses after written instruction to carry out the duties and obligations reasonably and properly required of them.

     (e) fails to provide a suitably qualified and competent person to supply the Services to the Company, or provides a person without prior approval of the Company.

12.2 by not less than 1 month's written notice to that effect if the Consultants are not able to provide their services by reason of ill-health hereunder for a cumulative period of 15 consulting days in any period of 12 consecutive months.

13   OTHER INTERESTS

     The Consultants are free to provide consultancy services and/or take up positions with third parties provided that such activities are not in breach of this Agreement.


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14   OBLIGATIONS ON TERMINATION

Upon termination of this Agreement (for whatever cause) the Consultants shall deliver up to the Company all documents, records, papers or other Company or Group property which may be in their possession or under their control and which relate in any way to the property business affairs of the Company or the Group. Further, no copies shall be retained by the Consultant..

15   NOTICES

15.1 Any notice required or authorised to be given under this Agreement may be served by personal delivery or by pre-paid registered or recorded delivery letter or by cable or telex addressed to the party in question at the address of such party given in this Agreement or to such other addresses as may be notified in writing for the purposes of this Agreement. Any notice so given by personal delivery shall be deemed to have been served 48 hours after each had been posted and any notice so given by cable or telex shall be deemed to have been served 24 hours after it shall have been despatched.

16   PROPER LAW

     This Agreement shall be governed by construed and take effect in all respects in accordance with English law and the parties hereto hereby submit to the non-exclusive jurisdiction of the High Court of Justice in England.

17   SUPERCESSION

     This Agreement shall supersede all previous Agreements whether written or not heretobefore subsisting between the Company and the Consultants.


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18   SEVERABILITY

     If any part or term or provision of this Agreement not being of a fundamental nature is held to be illegal or unenforceable the validity or enforceability of the remainder of this Agreement shall not be affected.

IN WITNESS WHEREOF the parties hereto have entered into this Agreement the day and year first before written.





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




SIGNED  for and on behalf of   )

AUTHORISZOR LIMITED            )

in the presence of :-          )













SIGNED  for and on behalf of   )

UTILIS VENTURES  LIMITED       )

in the presence of:            )




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




                                   SCHEDULE 1
                                   ----------


"The Services"

The Consultants in providing the Services to the Company will provide the following advice/ assistance to the Company and/or the Group:-

     1.   Investor Relations.

     2.   Strategic Partner Relations.

     3.   Development of Business Plan to June 2004.

     4. Advice to CEO and the Board on the conduct of the Company and/or the Group.

     5.   Assist CEO achieve cost savings.

     6.   Assist CEO with regard to SEC reporting requirements.

     7. Advise CFO/Secretary with regard to Quarter end and Year end 2002 matters.

     8.   Advise   CFO/Secretary   with  regard  to  reorganisation  of  finance
          function.

     9. Assistance in relation to equity investment or other investment in the Company and/or the Group.

     10.  Advice in relation to obtaining tax credits/repayments.

     11. Assist CEO with rolling 3 year business plan and Company/Group strategy.

     12. Establish high level marketing strategy to support business plan in 11 above.



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     13.  Advise on and build a targeted  portfolio of investment source options for the Company and/or Group.

     14.  Complete the Pre Worx business relationship.

     15.  Research and advise the CEO and Board on asset disposal options.

     16.  Attend all necessary meetings.

     17. Undertake any activity the CEO and Board may from time to time reasonably require.




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